Exhibit 3.3

BY-LAWS

OF

BLUEGRASS ACQUISITION, INC.

Article I

Shareholders

                        Section 1.1.  Annual Meetings.  An annual meeting of shareholders shall be held for the election of directors at such date, time and place either within or without the Commonwealth of Kentucky as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

                        Section 1.2.  Special Meetings.  Special meetings of shareholders may be called at any time by the Chairman of the Board of Directors, if any, the Vice Chairman of the Board of Directors, if any, the President or the Board of Directors, to be held at such date, time and place either within or without the Commonwealth of Kentucky as may be stated in the notice of the meeting. A special meeting of shareholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of shareholders who together own of record not less than 33 1/3% of the outstanding shares of Common Stock entitled to vote at such meeting.

                        Section 1.3.  Notice of Meetings.  Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

                        Section 1.4.  Adjournments.  Any meeting of shareholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting before adjournment. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 120 days after the date fixed for the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

                        Section 1.5.  Quorum.  At each meeting of shareholders, except where otherwise provided by law or the articles of incorporation, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of shareholders entitled to vote on a matter, the shareholders so present or represented may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                        Section 1.6.   Organization.  Meetings of shareholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the Vice Chairman of the Board of Directors, if any, or in the absence of the Vice Chairman of the Board of Directors by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

                        Section 1.7.  Voting; Proxies.  Unless otherwise provided in the articles of incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy. An appointment of a proxy is valid for eleven months from its date, unless the proxy expressly provides for a longer period. A duly executed proxy is revocable unless the appointment states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of shareholders need not be by written ballot unless the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, at a meeting at which a quorum is present. In all other matters, if a quorum exists, action on a matter by the shareholders shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Kentucky Business Corporation Act ("Act") require a greater number of affirmative votes.

                        Section 1.8.  Fixing Date for Determination of Shareholders of Record.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall be after the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the Commonwealth of Kentucky, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than seventy days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                        Section 1.9.  List of Shareholders Entitled to Vote.  The Secretary shall prepare and make, at least five business days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five business days prior to the meeting, either at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

                        Section 1.10.  Consent of Shareholders in Lieu of Meeting.  Except as provided in the articles of incorporation or by law, any action required or permitted by law to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders may be taken without a meeting and without prior notice, if the action is taken by all the shareholders entitled to vote on the action. Any action taken in such manner shall be evidenced by one or more written consents describing the action taken, signed by the shareholders taking the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Actions taken without a meeting in this manner shall be effective when consents representing the votes necessary to take the action are delivered to the Corporation, unless a different date is specified in the consent.

Article II

Board of Directors

                        Section 2.1.  Powers; Number; Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the articles of incorporation. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the shareholders. Directors need not be shareholders.

                        Section 2.2.  Election; Term of Office; Resignation; Removal; Vacancies.  Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors, the Chairman or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, at a meeting of shareholders called for that purpose. Unless otherwise provided in the articles of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having the right to vote or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected or appointed to fill a vacancy shall hold office until the next annual meeting of the shareholders and his or her successor is elected and qualified or until his or her earlier resignation or removal.

                        Section 2.3.  Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the Commonwealth of Kentucky and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

                        Section 2.4.  Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the Commonwealth of Kentucky whenever called by the Chairman of the Board of Directors, if any, by the Vice Chairman of the Board of Directors, if any, by the President or by any two directors. At least two days notice thereof shall be given by the person or persons calling the meeting.

                        Section 2.5.  Participation in Meetings by Conference Telephone Permitted.  Unless otherwise restricted by the articles of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

                        Section 2.6.  Quorum; Vote Required for Action.  At all meetings of the Board of Directors a majority of the fixed number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the articles of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present.

                        Section 2.7.  Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the Vice Chairman of the Board of Directors, if any, or in the absence of the Vice Chairman of the Board of Directors by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

                        Section 2.8.  Action by Directors Without a Meeting.  Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the signed writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                        Section 2.9.  Compensation of Directors.  Unless otherwise restricted by the articles of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

Article III

Committees

                        Section 3.1.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or proposing to the shareholders, any action or matter expressly required by law to be submitted to shareholders for approval, (ii) adopting, amending or repealing these by-laws, (iii) authorizing or approving distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors, or (iv) filling vacancies on the Board of Directors or subject to the third sentence of this Section 3.1, on any of its committees.

                        Section 3.2.  Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. A majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

Article IV

Officers

                        Section 4.1.  Officers; Election.  As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the articles of incorporation or these by-laws otherwise provide.

                        Section 4.2.  Term of Office; Resignation; Removal; Vacancies.  Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

                        Section 4.3.  Powers and Duties.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees in a book to be kept for that purpose, and shall be responsible for authenticating records of the Corporation. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Article V

Stock

                        Section 5.1.  Certificates.  Every holder of stock in the Corporation shall beentitled, upon request to the Corporation, to have each share certificate signed (either manually or in facsimile) by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation or by the Board of Directors. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

                        Section 5.2.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Article VI

Miscellaneous

                        Section 6.1.  Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

                        Section 6.2.  Seal.  The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                        Section 6.3.  Waiver of Notice of Meetings of Shareholders, Directors and Committees.  Whenever notice is required to be given by law or under any provision of the articles of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless the person at the beginning of the meeting objects to holding the meeting or transacting of business at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the articles of incorporation or these by-laws.

                        Section 6.4.  Indemnification of Directors, Officers and Employees.  To the fullest extent permitted by, and in accordance with the provisions of the Act, the Corporation shall indemnify each person who is or was a director or officer of the Corporation against reasonable expenses (including reasonable attorneys' fees), judgments, taxes, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (collectively "Liability"), incurred by such person in connection with defending any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) to which such person is, or is threatened to be made, a party because such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, employee or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans ("Proceeding"). A director or officer shall be considered to be serving an employee benefit plan at the Corporation's request if such person's duties to the Corporation also impose duties on or otherwise involve services by such person to the plan or to participants in or beneficiaries of the plan. To the fullest extent permitted by, and in accordance with the provisions of, the Act, the Corporation shall pay or reimburse reasonable expenses (including reasonable attorneys' fees) incurred by a director or officer who is a party to a Proceeding in advance of final disposition of such proceeding. The indemnification against Liability and advancement of expenses provided by, or granted pursuant to, this Section 6.4 shall not be deemed exclusive of any agreement or action of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office of the Corporation, shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Section 6.4 by the Board of Directors or shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation under this Section 6.4 with respect to any act or omission occurring prior to the time of such repeal or modification.

                        Section 6.5.  Interested Directors; Quorum.  A conflict of interest transaction shall be a transaction with the Corporation in which a director of the Corporation has a direct or indirect interest. For the purposes of this section 6.5, a director of the Corporation shall have an indirect interest in a transaction if: (a) another entity in which he has a material financial interest or in which he is a general partner is a party to the transaction; or (b) another entity of which he is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the Corporation. A conflict of interest transaction shall not be voidable by the Corporation solely because of the director's interest in the transaction if: (1) the material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or committee and the Board of Directors or committee authorized, approved, or ratified the transaction by the affirmative vote of a majority of the directors on the Board of Directors or committee who have no direct or indirect interest in the transaction, but a transaction shall not be authorized, approved, or ratified by a single director; or (2) the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote thereon and they authorized, approved, or ratified the transaction; or (3) the transaction was fair as to the Corporation. With respect to scenario (1), if a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be present for the purpose of taking action. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction shall not affect the validity of any action taken if the transaction is otherwise validly authorized, approved, or ratified. With respect to scenario (2), a conflict of interest transaction shall be considered authorized, approved or ratified it if receives the vote of a majority of the shares entitled to be counted. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in the second criterion of the indirect interest definition, may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction. A majority of the shares that are entitled to be counted in a vote on the conflict of interest transaction shall constitute a quorum for the purpose to taking action.

                        Section 6.6.  Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into written form within a reasonable time. To the extent required by law, and subject to any legal right to impose a reasonable charge therefore, the Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                        Section 6.7.  Amendment of By-Laws.  These by-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors, but the shareholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.